UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2013

IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota	55807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) amends the Current Report on Form 8-K filed by IKONICS Corporation (the “Company”) with the Securities and Exchange Commission on April 30, 2013 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2013 Annual Meeting of Shareholders held on April 24, 2013 (the “2013 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve compensation of the Company’s named executive officers (“say-on-pay votes”). No other changes have been made to the Original Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2013 Annual Meeting, 925,868 shares were voted in favor of holding say-on-pay votes every year, 243,188 shares were voted in favor of holding say-on-pay every two years, 18,862 shares were voted in favor of holding say-on-pay votes every three years, 27,859 shares abstained and there were 501,458 broker non-votes. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s Board of Directors in the proxy statement for the 2013 Annual Meeting, that the Company will hold future say-on-pay votes annually (i.e., every year) until the occurrence of the next advisory vote on the frequency of say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION

Date: September 20, 2013	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer
and Vice President of Finance